EXHIBIT 99.2


   Update: Bioenvision's Reduced Net Loss Available to Shareholders Estimated
                         Between $.01 to $.14 per share

  Receives Notice from Nasdaq regarding Potential Delisting for Failure to file
               Report on Form 10-QSB; Intends to Request Hearing

New York, New York (May 25, 2005) - Bioenvision (Nasdaq: BIVN) today announced that it will restate its financial statements included in its annual report on Form 10-KSB for the year ended June 30, 2004. The restated financial statements are expected to include a decrease in Net Loss per Share estimated within a range of between $.01 to $.14 for each of the periods affected.

Because these prior period financial statements were required to be restated, the Company was delayed in filing its quarterly report on Form 10-QSB for the three-month period ended March 31, 2005. On May 24, as anticipated in its prior press release, the Company received a notice from the Nasdaq staff indicating that the Company is not in compliance with Nasdaq's requirements for continued listing due to the failure to timely file its Form 10-QSB for the period ended March 31, 2005, as required under Marketplace Rule 4310(c)(14), and that therefore its common stock is subject to delisting from The Nasdaq Stock Market. The notice does not by itself result in immediate delisting of the common stock.

The Company expects to make a timely request for a hearing with the Nasdaq Listing Qualifications Panel to review the Nasdaq staff's determination which will stay the delisting pending the hearing and a determination by the Nasdaq Listing Qualifications Panel. Although there can be no assurance that the Panel will grant the Company's request for continued listing, the Company intends to have the restated financial statements filed with the Securities and Exchange Commission and available for review by the Nasdaq staff prior to the hearing with the Nasdaq Listing Qualifications Panel.

The Company is working diligently to complete the restatement and will file its Quarterly Report on Form 10-QSB for the three-month period ended March 31, 2005 as soon as practicable thereafter. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files its restatement.

About Bioenvision

Bioenvision's primary focus is the acquisition, development and distribution of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Clofarabine (in co-development with Genzyme Corporation), Modrenal(R) (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products in clinical trials. Bioenvision is also developing anti-infective technologies, including the OLIGON technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices. For more information on Bioenvision please visit our Web site at www.bioenvision.com.


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Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.


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